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                        PROTECTION ONE ALARM MONITORING, INC.
                                         AND
                 THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

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                                     $350,000,000
                       8 1/8% Senior Subordinated Notes due 2009


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                                    --------------

                                 PLACEMENT AGREEMENT

                               Dated December 16, 1998

                                    --------------


                          MORGAN STANLEY & CO. INCORPORATED
                                CHASE SECURITIES INC.
       FIRST UNION CAPITAL MARKETS, a division of Wheat First Securities, Inc.
                        NATIONSBANC MONTGOMERY SECURITIES LLC
                               TD SECURITIES (USA) INC.


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

                        PROTECTION ONE ALARM MONITORING, INC.



                           $350,000,000 Principal Amount of

                       8 1/8% Senior Subordinated Notes due 2009



                                 PLACEMENT AGREEMENT


                                                               December 16, 1998


MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC
FIRST UNION CAPITAL MARKETS,
   a division of Wheat First Securities, Inc.
NATIONSBANC MONTGOMERY SECURITIES LLC
TD SECURITIES (USA) INC.
   c\o Morgan Stanley & Co. Incorporated.
   1585 Broadway
   New York, New York 10036


Ladies and Gentlemen:

          Protection One Alarm Monitoring, Inc. (the "Company") proposes to issue and sell to Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., Nationsbanc Montgomery Securities LLC and TD Securities (USA) Inc. (collectively, the "Placement Agents") an aggregate of $350,000,000 in aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2009 (the "Initial Notes"), subject to the terms and conditions set forth herein. The Initial Notes will be issued pursuant to an Indenture (the "Indenture"), to be dated the Closing Date (as defined), among the Company, the Guarantors (as defined) and The Bank of New York, as trustee (the "Trustee"). The Notes (as defined) will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, and premium, if any, on an unsecured senior subordinated basis, jointly and severally, by each entity listed on Exhibit A hereto (collectively, the "Guarantors"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

         The net proceeds to the Company from the sale to the Placement Agents of the Initial Notes (the "Proceeds") will be used by the Company: (i) to repay a portion of the Senior Credit Facility (as defined) and (ii) for general purposes and working capital.

          1. ISSUANCE OF SECURITIES. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Placement Agents an aggregate of $350,000,000 in aggregate principal amount of Initial Notes. The Initial Notes and the Exchange Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "Notes."

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TOT HE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF

AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
 IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          2. OFFERING. The Initial Notes will be offered and sold to the Placement Agents pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated December 10, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated December 16, 1998 (the "Offering Memorandum"), relating to the Company, the Guarantors and their respective subsidiaries and the Initial Notes.

          The Placement Agents have advised the Company that the Placement Agents will make offers (the "Exempt Resales") of the Initial Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Placement Agents reasonably believe to be (i) in the case of offers inside the United States, "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs") and (ii) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Initial Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption "Transfer Restrictions". The QIBs and the foreign purchasers are referred to herein as the "Eligible Purchasers." The Placement Agents will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of Initial Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement"), relating to the 8 1/8% Exchange Senior Subordinated Notes due 2009 (the "Exchange Notes") to be offered in exchange for the Initial Notes (the "Exchange Offer") or (ii) a shelf registration statement pursuant to Rule 415 under the Act (each of the "Shelf Registration Statement" and the Exchange Offer Registration Statement, being referred to as a "Registration Statement"), relating to the resale by certain holders of the Initial Notes, and to use their best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

          3. DELIVERY AND PAYMENT. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Placement Agents, and each Placement Agent agrees, severally and not jointly, to purchase from the Company, the principal amount of Initial Notes set forth opposite its name on Schedule I hereto. The purchase price for the Initial Notes will be $980 per $1,000 principal amount of Initial Note.

          Delivery of the Initial Notes shall be made, against payment of the purchase therefor, at the offices of Weil, Gotshal & Manges, 100 Crescent Court, Suite 1300, Dallas, Texas or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., Dallas time or 10:00 a.m. New York City time on December 21, 1998 or at such other time as shall be agreed upon by the Placement Agents and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

          On the Closing Date, one or more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Initial Notes sold pursuant to the Exempt Resales to Eligible Purchasers (the "Global Notes") shall be delivered by the Company to the Placement Agents (or as the Placement Agents may direct), against payment by the Placement Agents of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Company; provided, however, that the Company shall give at least two business days' prior written notice to the Placement Agents of the information required to effect such wire transfer. The Global Notes shall be made available to the Placement Agents for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

          4. CERTAIN COVENANTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors, jointly and severally, covenants and agrees:

               (a) To advise the Placement Agents promptly and, if requested by the Placement Agents, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and
(ii) of the happening of any event known to the Company or the Guarantors on or before the Closing Date which in the judgement of the Company and the Guarantors would require the making of any change in the Offering Memorandum or in the information incorporated by reference therein so that as therefore delivered to purchasers the Offering Memorandum will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and on request to prepare and furnish to the Placement Agents and to dealers and other persons designated by the Placement Agents such amendments or supplements (including appropriate filings under the Exchange Act) to the Offering Memorandum as may be necessary to any such change, provided that the Company shall be so obligated subsequent to the time of purchase only so long as the Company is notified of unsold allotments (failure by the Placement Agents to so notify the Company cancels the Company's obligation under this Section 4(a)). The Company and the Guarantors shall use their respective reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes or the Guarantees under any state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To as soon as practicable, make generally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date (as the term "effective date" is defined in Rule 158) of the Offering Memorandum.

               (c) To furnish such proper information as may be required and otherwise to cooperate in qualifying the Initial Notes for sale under the laws of such jurisdictions as the Placement Agents may designate and in determining their eligibility for investment under the laws of such jurisdiction; provided that the Company and the Guarantors shall not hereby be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (d) To deliver to the Placement Agents without charge as soon as practicable after the execution and delivery of this Agreement and thereafter to furnish to the

Placement Agents, without charge, as many copies of the Offering Memorandum in final form and any documents incorporated by reference therein at or after the date thereof, as the Placement Agents may reasonably request from time to time in connection with Exempt Resales.

               (e) To pay the reasonable fees and expenses of counsel for the Placement Agents, and to reimburse the Placement Agents for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the Initial Notes are not delivered to and taken up and paid for by the Placement Agents hereunder for any reason whatsoever except the failure or refusal of any Placement Agent to take up and pay for the Initial Notes (i) pursuant to the terms of Section 6(b) or (ii) for some reason not permitted by the terms of this Agreement, the Placement Agents agreeing to pay the fees and expenses of counsel for the Placement Agents in any other event. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (other than transfer taxes payable on resale of the Initial Notes by the Placement Agents and fees and disbursements of counsel for the Placement Agents, except as set forth in the preceding sentence), including: (i) the fees, disbursements and expenses of the counsel and accountants for the Company and each of the Guarantors in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Preliminary Offering Memorandum and the Offering Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Initial Notes to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Initial Notes under state securities laws and all expenses in connection with the qualification of the Initial Notes for offer and sale under state securities laws as provided in Section 4( c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents (not to exceed $3,000) in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Initial Notes for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the trustee and any transfer agent, registrar or depositary,
(viii) the cost of the preparation, issuance and delivery of the Initial Notes, (ix) the costs and expense of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Initial Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

               (f) To use the proceeds from the sale of the Initial Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

               (g) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the Placement Agents or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

               (h) For so long as any of the Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, upon request of such holder, the information required by Rule 144A(d) (4) under the Act.

               (i) To furnish to the Placement Agents, at or before the time of filing with the Commission subsequent to the date hereof and up to and including the Closing Date, a copy of any document proposed to be filed by the Company or any Guarantor pursuant to Section 13(a), 13(d), 14 or 15(d) of the Exchange Act.

               (j) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes. Except as permitted by the Act, none of the Company or the Guarantors will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

               (k) Not to solicit any offer to buy or offer or sell the Initial Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (l) To use its reasonable best efforts to permit the Initial Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

               (m) In connection with offers and sales to foreign purchasers in accordance with Regulation S, none of the Company, the Guarantors, their Affiliates or any person acting on any of their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Initial Notes, and the Company, the Guarantors, their Affiliates and each person acting on any of their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.

               (m) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          5. CONDITIONS OF PLACEMENT AGENTS' OBLIGATIONS. The several obligations of the Placement Agents to purchase and pay for the Initial Notes, as provided herein, shall be subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall have not occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of Protection One or the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                    (ii) there shall not have occurred any change, or any development reasonably likely to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Guarantors, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Placement Agents' judgment, is material and adverse and that makes it, in the Placement Agents' judgment, impracticable to market the Initial Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (b) The Placement Agents shall have received on the Closing Date certificates from each of the Company and Protection One, as the case may be, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Placement Agents shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents and counsel for the Placement Agents, of Weil, Gotshal & Manges LLP, counsel for the Company and the Guarantors, to the effect set forth in Exhibit B hereto.

               (d) The Placement Agents shall have received on the Closing Date an opinion, dated on the Closing Date, in form and substances reasonably satisfactory to the Placement Agents and counsel for the Placement Agents, of Renee T. Kingsley, Vice President-Legal Services and Chief Counsel for the Company and the Guarantors, to the effect set forth in Exhibit C hereto.

               (e) The Placement Agents shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents, of Shearman & Sterling, counsel for the Placement Agents, covering such matters as are customarily covered in such opinions.

               (f) At the time this Agreement is executed and at the Closing Date, the Placement Agents shall have received from Arthur Andersen LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and counsel for the Placement Agents with respect to the financial statements and certain financial information of the Company, the Guarantors and their respective subsidiaries contained or incorporated by reference in the Offering Memorandum.

               (g) Shearman & Sterling shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 5 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (h) The Company, the Guarantors and the Trustee shall have entered into the Indenture, which shall be in full force and effect on the Closing Date.

               (i) The Company and the Guarantors shall have entered into the Registration Rights Agreement, which shall be in full force and effect on the Closing Date.

          6.   TERMINATION OF AGREEMENT.

               This Agreement shall be subject to termination by notice given by the Placement Agents to the Company and Protection One, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company or Protection One shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Placement Agents' judgment, is material and adverse and (b) in the case of any of the events specified in clauses 6(a)(i) through 6(a)(iv), such event, singly or together with any other such event, makes it, in the Placement Agents' judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

          7. WARRANTIES AND REPRESENTATIONS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors, severally and jointly, represent and warrant to, and agree with the Placement Agents that:

               (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Offering Memorandum does not contain and the Offering Memorandum, in the form used by the Placement Agents to confirm sales prior to and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum or the Offering Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent expressly for use therein.

               (b) Each subsidiary of Protection One, Inc. that has executed the Senior Credit Facility (as defined in the Offering Memorandum), the Discount Notes Indenture (as defined in the Offering Memorandum), the Senior Notes Indenture (as defined in the Offering Memorandum, the Convertible Notes Indenture (as defined in the Offering Memorandum), or will, prior to the Closing Date, execute the New Senior Credit Facility (as defined in the Offering Memorandum), in the capacity as guarantor is listed on Exhibit A hereto.

               (c) Neither the Company nor, to the Company's knowledge, any affiliate (as defined in Rule 501(b) of Regulation D under the Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the Initial Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act), or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

               (d) The Initial Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Act.

               (e) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) was used by the Company, the Guarantors, their Affiliates or any of their respective representatives (other than the Placement Agents, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Initial Notes contemplated hereby, including, but not limited to, articles, notices or other communications, published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (f) Assuming the accuracy of the Placement Agents' representations and warranties and compliance by the Placement Agents with their agreements contained in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Initial Notes to the Placement Agents and to Eligible Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Notes under the Act or to qualify the Indenture under the TIA.

               (g) In connection with offers and sales to foreign purchasers in accordance with Regulation S, none of the Company, the Guarantors, their Affiliates or any person acting on any of their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Initial Notes and the Company, the Guarantors, their Affiliates and any person acting on any of their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

               (h) Each of the Company and Protection One has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors, taken as a whole.

               (i) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

               (j) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

               (k) Each Guarantee has been duly authorized by each Guarantor and, upon execution and delivery of the Indenture by each Guarantor and, assuming due execution and authentication of the Notes in accordance with the Indenture and delivery and payment for the Notes by the Placement Agents in accordance with the terms of this Agreement, will (x) be a valid and binding obligation of each Guarantor enforceable in accordance with its terms subject to applicable bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

               (l) The Indenture has been duly authorized and, when executed and delivered by the Company, each Guarantor and the Trustee, will be a valid and binding agreement of each Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally and general principles of equity and, insofar as the same contains a waiver of usury laws, as to enforceability.

               (m) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each Guarantor, will be a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

               (n) The execution and delivery by the Company and each Guarantor of, and the performance by the Company and each Guarantor of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company) and the Guarantees (in the case of the Guarantors), and the issuance, sale and delivery of the Initial Notes will not contravene (i) any provision of applicable law or the certificate of incorporation or bylaws of the Company or each Guarantor or
(ii) any agreement or other instrument binding upon the Company or each Guarantor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor, in each case in this clause (ii) that is material to the Company and the Guarantors, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and each Guarantor of its respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company) or the Guarantees (in the case of the Guarantors), except those already obtained and those that are not material to the Company and the Guarantors, taken as a whole, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Initial Notes and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

               (o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Guarantors, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (p) DSC Enterprises, Inc. is not a "Significant Subsidiary" (as the term is defined in Section 1-02(v) of Regulation S-X).

               Each of the Company and the Guarantors understand that the Placement Agents and, for purposes of the opinions to be delivered to the Placement Agents pursuant to Section 5 hereof, counsels to the Company and Guarantors, and counsel to the Placement Agents will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          8. WARRANTIES AND REPRESENTATIONS OF THE PLACEMENT AGENTS. Each of the Placement Agents, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

               (a) Such Placement Agent is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

               (b) Such Placement Agent is not acquiring the Initial Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

               (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Placement Agent or any of its representatives in connection with the offer and sale of any of the Initial Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (d) Each of the Placement Agents agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, persons that it reasonably believes to be Eligible Purchasers. Each of the Placement Agents further (A) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from, persons that it reasonably believes to be Eligible Purchasers, (B) acknowledges and agrees that, in the case of such Eligible Purchasers, such Initial Notes will not have been registered under the Act and, if such Eligible Purchaser is a person other than a foreign purchaser outside the United States, may be resold, pledged or otherwise transferred by such Eligible Purchasers only (i) to the Company or any subsidiary thereof, (ii) to a QIB in compliance with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investor") that, prior to such transfer, furnishes to the Trustee a signed letter containing representations and agreements relating to the restrictions on transfer of the Initial Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Initial Notes of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (iv) outside the United States in compliance with Rule 904 under the Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Act (if available) or (vi) pursuant to an effective registration statement under the Act and in accordance with any applicable security laws of any state of the United States or any other applicable jurisdiction and
(C) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions forth in (B) above.

               (e) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                    (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Initial Notes, or possession or distribution of the Preliminary Offering Memorandum or the Offering Memorandum or any other offering or publicity material relating to the Initial Notes, in any country or jurisdiction where action for that purpose is required;

                    (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Initial Notes or has in its possession or distributes the Preliminary Offering Memorandum or the Offering Memorandum or any such other material, in all cases at its own expense;

                    (iii) the Initial Notes have not been registered under the
               Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Act or pursuant to another exemption from the registration requirements of the Act and in accordance with any applicable securities laws of any State in the United States or any other applicable U.S. jurisdiction;

                    (iv) such Placement Agent has offered the Initial Notes and will offer and sell the Initial Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(d); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Initial Notes, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                    (v) such Placement Agent has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Initial Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Initial Notes in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Initial Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                    (vi) such Placement Agent understands that the Initial Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Initial Notes in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                    (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Initial Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Initial Notes from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

               Terms used in this Section 8(e) and not defined have the meanings given to them by Regulation S.

               The Placement Agents acknowledge that the Company and, for purposes of the opinions to be delivered to the Placement Agents pursuant to
Section 5 hereof, counsel for the Company and the Guarantors and counsel for the Placement Agents will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          9.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent expressly for use therein.

               (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective, directors, officers and each person, if any, who controls the Company or any such Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party has been provided with a copy of the proposed terms of the settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that the indemnifying party shall not be required to reimburse such amounts pursuant to a settlement effected without its consent pursuant to this sentence during the period that such indemnifying party is contesting such reimbursement obligation in good faith by appropriate proceedings. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party from the offering of the Initial Notes or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of such indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Placement Agents, on the other hand, in connection with the offering of such Initial Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Initial Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof, bear to the aggregate offering price of such Initial Notes. The relative fault of the Company and the Guarantors, on the one hand, and of the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Initial Notes they have purchased hereunder, and not joint.

               (e) The Company, the Guarantors and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by PRO RATA allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Initial Notes resold by it in the initial placement of such Initial Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company or any Guarantor or any of their respective officers or directors or controlling persons and (iii) acceptance of and payment for any of the Initial Notes.

          10. NOTICES. All statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent by registered mail to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield New Issues Group, and, if to the Company or the Guarantors shall be sufficient in all respects if delivered or sent by registered mail to the Company at 6011 Bristol Parkway, Culver City, California 90230, Attention: President.

          11. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          12. PARTIES IN INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and the Guarantors, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Initial Notes from a Placement Agent or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Initial Notes from any Placement Agent or any subsequent holder thereof or any purchaser, as such purchaser, of any Notes or any subsequent holder thereof.

          13. COUNTERPARTS. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the Placement Agents in accordance with its terms.

                          Very truly yours,

                          MORGAN STANLEY & CO. INCORPORATED
                          CHASE SECURITIES INC.
                          FIRST UNION CAPITAL MARKETS,
                            a division of WHEAT FIRST SECURITIES, INC.
                          NATIONSBANC MONTGOMERY SECURITIES LLC
                          TD SECURITIES (USA) INC.

                          Acting severally on behalf of themselves and the several Placement Agents named in Schedule I hereto.

                          By:  MORGAN STANLEY & CO. INCORPORATED


                          By: /s/ Bryan W. Andrzejewski
                              -----------------------------------
                                 Name: Bryan W. Andrzejewski
                                 Title: Vice President

The foregoing Placement Agreement is hereby confirmed as of the date first above written.


PROTECTION ONE ALARM MONITORING, INC.



By: /s/ John W. Hesse
    ---------------------------------
      Name: John W. Hesse
      Title: Executive Vice President


PROTECTION ONE, INC.



By: /s/ Montgomery W. Cornell
    -------------------------------
      Name: Montgomery W. Cornell
      Title: Vice President


PROTECTION ONE INTERNATIONAL, INC.



By: /s/ Montgomery W. Cornell
    -------------------------------
      Name: Montgomery W. Cornell
      Title: Vice President


PROTECTION ONE INVESTMENTS, INC.



By: /s/ Montgomery W. Cornell
    -------------------------------
      Name: Montgomery W. Cornell
      Title: Vice President

                         (SIGNATURES CONTINUED ON NEXT PAGE)

DSC ENTERPRISES, INC.



By: /s/ Montgomery W. Cornell
    -------------------------------
      Name: Montgomery W. Cornell
      Title: Vice President


NETWORK MULTI-FAMILY SECURITY CORPORATION



By: /s/ Pat McColpin
    -------------------------------
      Name: Pat McColpin
      Title: Vice President and
             Chief Financial Officer


COMSEC NARRAGANSETT SECURITY, INC.



By: /s/ Montgomery W. Cornell
    -------------------------------
      Name: Montgomery W. Cornell
      Title: Vice President

                                    SCHEDULE I

         NAME OF PLACEMENT AGENT                         AMOUNT
    Morgan Stanley & Co. Incorporated                $154,000,000

    Chase Securities Inc.                              70,000,000
    First Union Capital Markets, a division of         42,000,000
    Wheat First Securities, Inc.

    Nationsbanc Montgomery Securities, LLC             42,000,000

    TD Securities (USA) Inc.                           42,000,000
                                                     ------------
              Total                                  $350,000,000
                                                     ------------
                                                     ------------

                                                                    EXHIBIT A



                         SUBSIDIARIES OF PROTECTION ONE, INC.



Protection One International, Inc., a Delaware corporation
Protection One Investments, Inc., a Delaware corporation
DSC Enterprises, Inc., a Maryland corporation
Network Multi-Family Security Corporation, a Delaware corporation
Protection One Alarm Monitoring, Inc., a Delaware corporation
Comsec Narragansett Security, Inc., a Delaware corporation

                                                                      EXHIBIT B


                          OPINION OF COUNSEL FOR THE COMPANY

          The opinion of the counsel for the Company to be delivered pursuant to Section 5(c) of the Placement Agreement shall be to the effect that:

     A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as now being conducted.

     B. Each of Protection One, Protection One International, Inc., Protection One Investments, Inc., Network Multi-Family Security Corporation and Comsec/Narragansett Security, Inc. (the "Delaware Guarantors")) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as now being conducted

     C. The Placement Agreement has been duly authorized, executed and delivered by the Company, the Delaware Guarantors and DSC Enterprises, Inc. (the "Other Guarantor" and, collectively with the Delaware Guarantors, the "Guarantors").

     D. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     E. The Guarantees have been duly authorized by the Guarantors and, upon execution and delivery of the Indenture by each Guarantor and, assuming due execution and authentication of the Notes in accordance with the Indenture, will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     F. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery of the Indenture by the trustee and the Registration Rights Agreement by the Placementt Agents) is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

     G. The execution and delivery by the Company and each Delaware Guarantor of, and the performance by the Company and each Delaware Guarantor of their obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company) and the Guarantees (in the case of the Delaware Guarantors) will not contravene any provision of applicable New York, Delaware corporate or federal law (excluding federal securities laws, as to which no opinion is expressed in this paragraph G, and state securities or blue sky laws, as to which we express no opinion) or the certificate of incorporation or by-laws of the Company or any Delaware Guarantor or, to the best of such counsel's knowledge, any material agreement or other instrument binding upon the Company or any Delaware Guarantor, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Delaware Guarantor, and no consent, approval, authorization or order of, or qualification with, any New York, Delaware corporate or federal governmental body or agency is required for the performance by the Company and each Delaware Guarantor of their obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company) or the Guarantees (in the case of the Guarantors), except such as may be required by the Federal securities laws (as to which we express no opinion in this paragraph
G) and securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by Federal and state securities laws with respect to the obligations of the Company and the Delaware Guarantors under the Registration Rights Agreement.

     H. Neither the Company nor Protection One is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     I. The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects as to legal matters to their respective descriptions contained under the caption "Description of the Notes."

     J. The statements in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations," insofar as such statements constitute matters of law or legal conclusions, are accurate in all material respects.

     K. Such counsel (i) is of the opinion that each document incorporated by reference in the Offering Memorandum (except for financial statements and schedules and notes thereto and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Offering Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     L. Assuming the representations and warranties of the Company, the Guarantors and the Placement Agents in the Placement Agreement are true, correct and complete and assuming compliance by the Company, the Guarantors and the Placement Agents with the covenants set forth in the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents under the Placement Agreement or in connection with the initial resale of such Notes by the Placement Agents in accordance with the Placement Agreement to register the Notes or the Guarantees under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Note.

     With respect to paragraph K above, counsel may state that his or her opinion and belief are based upon his or her participation in the preparation of the Offering Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof [and review of the documents incorporated by reference therein], but are without independent check or verification except with respect to paragraphs I and J.

                                                                     EXHIBIT C

      Form of Opinion of Vice President-Legal Services and Chief Counsel of the Company

     The opinion of the Vice President-Legal Services and chief Counsel of the Company to be delivered pursuant to Section 5(d) of the Placement Agreement shall be to the effect that:

          (A) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject other than proceedings fairly summarized in all material respects in the Offering Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on Protection One and the Subsidiaries, taken as a whole, or on the power or ability of the Company or any Guarantor to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Notes (in the case of the Company) or the Guarantees (in the case of the Guarantors) or to consummate the transactions contemplated by the Offering Memorandum.